Exhibit 24

                                Power of Attorney

                        CONSUMER PORTFOLIO SERVICES, INC.

                                Power of Attorney

         Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Consumer Portfolio Services, Inc. ("CPS"), hereby appoints Jeffrey P. Fritz as his or her attorney-in-fact and agent for the following purposes:

                  1. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of CPS, any and all filings, including but not limited to Forms 10-K and 8-K, pursuant to the Securities Exchange Act of 1934, as amended (the "Act"), in connection with securities issued pursuant to securitizations of financial assets and other property, which includes automobile receivables originated or acquired by CPS;

                  2. To file or cause to be filed such documents with the United States Securities and Exchange Commission;

                  3. To take all such other action as any such attorney-in-fact, or his or her substitute, may deem necessary or desirable in order to effect compliance with applicable securities laws; and

                  4. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of CPS, all such documents and instruments as any such attorney-in-fact, or his or her substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the related securities under the securities laws of any state or other jurisdiction.




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                  This power of attorney  shall be effective as of September 29,
1998 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of CPS.

                                 /s/ Charles E. Bradley, Sr.
                                 ----------------------------
                                 Charles E. Bradley, Sr.

                                 /s/ Charles E. Bradley, Jr.
                                 ----------------------------
                                 Charles E. Bradley, Jr.

                                 /s/ William B. Roberts
                                 ----------------------------
                                 William B. Roberts

                                 /s/ John G. Poole
                                 ----------------------------
                                 John G. Poole

                                 /s/ Thomas L. Chrystie
                                 ----------------------------
                                 Thomas L. Chrystie

                                 /s/ Robert A. Simms
                                 ----------------------------
                                 Robert A. Simms